SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(3))

☑	Definitive information statement

COMPREHENSIVE CARE CORPORATION

(Name of Registrant as Specified in its Charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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COMPREHENSIVE CARE CORPORATION

3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101

Tampa, Florida 33607

(813) 288-4808

NOTICE BY ACTION OF

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Notice and the accompanying Information Statement is being furnished by the Board of Directors of Comprehensive Care Corporation, a Delaware corporation (the “Company,” “us,” “we,” and “our”), to holders of record of our common stock, $0.01 par value per share (the “Common Stock”), and our Series C Convertible Preferred Stock, par value $50.00 per share (“Series C Convertible Preferred Stock”), as of the close of business on October 13, 2010, the date our Board of Directors has set for determining our stockholders entitled to notice of the actions described below, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the accompanying Information Statement is to inform our stockholders of certain actions that were taken on October 13, 2010 by the written consent of holders of a majority of our outstanding voting stock, voting together as a single class, and our Series C Convertible Preferred Stock, voting as a separate class (the “Written Consent”). The Information Statement accompanying this Notice shall also serve as the notice required by Section 228(e) of the General Corporation Law of the State of Delaware.

The increase in the amount of authorized shares of our Common Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will occur at least 20 days after the initial mailing of this Notice and the accompanying Information Statement to our other stockholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions taken pursuant to the Written Consent before such actions can be affected in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This Notice and the accompanying Information Statement are being mailed to you on or before December 8, 2010.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT.

PLEASE NOTE THAT A MAJORITY OF THE COMPANY’S STOCKHOLDERS HAVE VOTED TO APPROVE THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT. THE VOTES HELD BY THE MAJORITY STOCKHOLDERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE MATTERS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT.

By order of the Board of Directors:

/s/ Clark A. Marcus
Clark A. Marcus
Chairman and Chief Executive Officer

Dated: December 6, 2010

COMPREHENSIVE CARE CORPORATION

3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101

Tampa, Florida 33607

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTORY STATEMENT

Comprehensive Care Corporation (the “Company,” “us,” “we,” and “our”) is a Delaware corporation with principal executive offices located at 3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101, Tampa, Florida 33607. Our telephone number is (813) 288-4808.

At the request of our Board of Directors, we are sending this Information Statement to our stockholders to notify you about action taken by the holders of 65.1% of our outstanding voting capital stock, voting together as a single class on an as-converted basis, and by 54.1% of the holders of our outstanding Series C Preferred Stock, par value $50.00 per share (“Series C Preferred Stock”), voting as a separate class, by written consent, dated October 13, 2010, in lieu of a special meeting of the stockholders (the “Written Consent”), in accordance with the General Corporation Law of the State of Delaware (“DGCL”), our Amended and Restated Certificate of Incorporation and our Bylaws to approve the actions described in this Information Statement. The action taken pursuant to the Written Consent was the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share (“Common Stock”), from 100,000,000 shares to 200,000,000 shares.

Under Section 228 of the DGCL, we are required to provide notice of the taking of any corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to us. The Information Statement accompanying this Notice shall also serve as the notice required by Section 238(3) of the DGCL.

Our Board of Directors has fixed the close of business on October 13, 2010 as the record date for determining our stockholders entitled to notice of the actions described in this Information Statement (the “Record Date”). As of the Record Date, 54,259,803 shares of our Common Stock and 14,400 shares of our Series C Preferred Stock were issued and outstanding and held by 1,133 and ten holders of record, respectively. With respect to the stockholder actions described in this Information Statement, shares of our Series C Preferred Stock are entitled to vote on an “as converted” basis with the shares of our Common Stock, voting together as a single class. Shares of Common Stock are entitled to one vote for each share of Common Stock held. Shares of our Series C Preferred Stock are entitled to 316.28 votes for each share of Series C Preferred Stock outstanding, which represents the equivalent of an aggregate of 4,554,379 shares of Common Stock. In addition, holders of our Series C Preferred Stock are entitled to vote as a separate voting class with respect to the amendment to our Amended and Restated Certificate of Incorporation.

The increase in the amount of authorized shares of our Common Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will occur at least 20 days after the initial mailing of this Notice and the accompanying Information Statement to our other stockholders.

All required corporate approvals of the amendment of our Amended and Restated Certificate of Incorporation have been obtained, subject to furnishing this Information Statement and 20 calendar days elapsing from the date this Information Statement is first mailed to our stockholders. This Information Statement is furnished solely for the purpose of informing our stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the holders of our Common Stock and Series C Preferred Stock.

This Information Statement is being mailed on or before December 8, 2010 to the holders of the outstanding shares of our Common Stock and Series C Preferred Stock on the Record Date.

APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Our Board of Directors approved and declared it advisable and in our best interest to submit to the holders of a majority of our then-outstanding Common Stock and Series C Preferred Stock, for action by written consent, an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (the “Amendment”). On October 13, 2010, holders of approximately (i) 65.1% of the outstanding shares of our Common Stock and Series C Preferred Stock, taken together as a single class and on an as-converted basis, and (ii) 54.1% of the outstanding shares of our Series C Preferred Stock, as a separate class, approved the Amendment by action taken by written consent without a meeting in accordance with the DGCL. No further vote of our stockholders is required to approve the Amendment. The Amendment will become effective when it is filed with the Secretary of State of the State of Delaware. Such filing will occur at least 20 calendar days after the date this Information Statement is first mailed to our stockholders. The form of the Amendment is attached to this Information Statement as Annex A.

Following the filing of the Amendment, we will be authorized to issue up to 200,000,000 shares of Common Stock and up to 1,000,000 shares of Preferred Stock. We believe this number of authorized shares provides a sufficient number of authorized shares of Common Stock for issuance in connection with various corporate purposes including, but not limited to, the sale of our capital stock in financing transactions, the purchase of property or acquisition of product lines or licenses, combinations with other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions and other general corporate transactions. Our Board of Directors will be authorized to issue the additional shares of Common Stock without having to obtain the approval of our stockholders. Delaware law requires that our Board of Directors use its reasonable business judgment to assure that we receive “fair value” when we issues shares. Nevertheless, the issuance of the additional shares of Common Stock would dilute the proportionate interest of our current stockholders. The issuance of the additional shares of our Common Stock could also result in the dilution of the value of our securities currently outstanding, if the terms on which such shares are issued are less favorable than the current market value of our Common Stock.

It is possible that we may acquire other companies, undertake additional financing or engage in other similar business transactions through the issuance of shares of our Common Stock. Although the consummation, if ever, or terms of any such transaction cannot be predicted, consummation of these or other types of transactions could result in substantial additional dilution in the equity of our current stockholders. The holders of our securities should not anticipate that the Company necessarily will furnish such stockholders with any documentation concerning any transaction prior to any share issuances. All determinations (except for statutory mergers) involving share issuances are at the discretion and business judgment of our Board of Directors in its exercise of fiduciary responsibility, but require a determination by our Board of Directors that the shares are being issued for fair and adequate consideration. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations to which such shares are subject.

The increase in our number of authorized shares of Common Stock by the Amendment is not being consummated for the purpose of impeding any takeover attempt, and we are not aware of any person or entity who is acquiring or plans to acquire control of us. Nevertheless, the power of our Board of Directors to provide for the issuance of shares of Common Stock without stockholder approval has potential utility as a device to discourage or impede a takeover of us. In the event that a non-negotiated takeover were attempted, the private placement of stock, for example, could make us unattractive to the party seeking control of us. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

As of the Record Date, we had 100,000,000 shares of our Common Stock authorized for issuance, of which 54,259,803 shares were issued and outstanding and held by 1,133 holders of record. This number does not include an aggregate of 33,554,379 shares reserved for the potential conversion of our Series C and our Series D Convertible Preferred Stock, 10,993,448 shares reserved for the possible conversion of our subordinated debentures and convertible promissory notes, or 38,792,418 shares reserved for the potential exercise of stock options and warrants and for the future issuance of options under existing stock option plans. Thus, as of the Record Date, we had no shares of Common Stock available for future issuance. The capitalization table below details our issued and reserved Common Stock, Series C Preferred Stock, Series D Preferred Stock and other securities as of September 30, 2010. Other than our continuing efforts to explore various sources of additional financing and the shares of Common Stock reserved for issuance as set forth in the capitalization table below, we do not have any current plans to issue any additional shares of Common Stock that would be newly authorized as a result of the increase in the number of authorized shares of Common Stock.

Capitalization Table

(as of September 30, 2010)

Common Stock (100,000,000 shares authorized)	Issued	Reserved	Total
Common Stock issued and outstanding	54,259,803	—	54,259,803
Reserved for subordinated convertible debentures(a)	—	13,448	13,448
Reserved for convertible promissory notes(b)	—	10,980,000	10,980,000
Reserved for outstanding stock options(c)	—	2,420,500	2,420,500
Reserved for outstanding warrants to purchase common stock(d)	—	26,860,250	26,860,250
Reserved for Series C Convertible Preferred Stock(e)	—	4,554,379	4,554,379
Reserved for Series D Convertible Preferred Stock(f)	—	29,000,000	29,000,000
Reserved for future issuance under stock option plans	—	9,511,668	9,511,668

Total shares issued or reserved for issuance	54,259,803	83,340,245	137,600,048

Preferred Stock (995,660 shares authorized)	Issued	Reserved	Total
Series C Convertible Preferred Stock(e)	14,400	—	14,400
Reserved for warrants for Series D Convertible Preferred Stock(g)	—	290	290

Total Preferred Stock issued or reserved for issuance	14,400	290	14,690

(a)	The remaining subordinated convertible debentures are convertible into 13,448 shares of Common Stock at a conversion price of $45.29 per share.
(b)	The promissory notes have an aggregate principal amount of $2,770,000 and are convertible into 10,980,000 shares of Common Stock. Such notes are convertible at any time at conversion prices ranging from $0.25 to $0.50.
(c)	Options to purchase shares of Common Stock have been issued to employees and to non-employee members of our Board of Director with exercise prices ranging from $0.25 to $2.16, with a weighted average price of $0.52.
(d)	Warrants to purchase shares of Common Stock have been issued to (i) key employees, (ii) creditors in conjunction with loans made to us, and (iii) non-employee individuals in exchange for consulting, financial advisory and investment banking services in lieu of cash compensation. These warrants have exercise prices ranging from $0.25 to $1.00.
(e)	The Series C Convertible Preferred Stock is convertible directly into 4,554,379 shares of fully paid and nonassessable shares of Common Stock without the payment of any additional consideration.
(f)	Once issued, shares of Series D Convertible Preferred Stock are each convertible into 100,000 shares of Common Stock at any time without the payment of any additional consideration.
(g)	Outstanding warrants may be exercised to purchase 290 shares of Series D Convertible Preferred Stock, which convert into 29,000,000 shares of Common Stock at an exercise price of $25,000 per share (equal to $0.25 per Common Share).

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Amended and Restated Certificate Corporation, our Bylaws and the DGCL, a vote by the holders of at least a majority of the voting power of our outstanding capital stock voting together as a single class is required to effect the actions described in this Information Statement. As of the Record Date, we had 54,259,803 shares of our Common Stock and 14,400 shares of our Series C Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series C Preferred Stock is entitled to 316.28 votes for each share of Series C Preferred Stock outstanding, which represents the equivalent of 4,554,379 shares of Common Stock. As a separate class, Series C Preferred Stock is entitled to one vote per share. Of the total potential 58,814,182 Common Stock votes, more than 50%, or 29,407,092, is required to pass any stockholder resolution. In addition, of the potential 14,400 Series C Preferred Stock, more than 50%, or 7,201 is required to pass any stockholder resolution. The consenting majority stockholders are the owners of an aggregate of 38,284,425 shares of our Common Stock and an aggregate of 7,790 shares of our Series C Preferred Stock, representing a total of 65.1% of the total voting power of our Common Stock and 54.1% of the voting power of our Series C Preferred Stock, respectively, as of the Record Date. Pursuant to Section 228(a) of the DGCL, the consenting majority stockholders voted in favor of the actions described in this Information Statement in a written consent dated October 13, 2010. The consenting stockholders’ names and shares voted are as follows:

Name of Consenting Stockholder	Shares of Common Stock Voted by Consent	Shares of Series C Preferred Stock Voted by Consent	Total Consenting Votes of Common Stock	Total Consenting Votes of Series C Preferred Stock
		(1)
Howard Jenkins	26,885,714	—	26,885,714	—
Benjamin B. West	4,000,000	—	4,000,000	—
Michael Marcus	665,320	1,322	1,083,437	1,322
Joshua I. Smith	1,922,829	244	2,000,000	244
Arnold B. Finestone	472,829	244	550,000	244
Sharon Kay Ray	322,829	244	400,000	244
Arthur K. Yeap	322,829	244	400,000	244
Anako Enterprises, Inc.	1,228,283	2,441	2,000,314	2,441
Volch Proprietary	—	3,051	964,960	3,051

Total Consenting Votes	35,820,633	7,790	38,284,425	7,790

Total Votes in each class			58,814,182	14,400

Consenting Votes as a % of Total Votes			65.1%	54.1%

(1)	Each share of Series C Preferred Stock is entitled to 316.28 votes when voting in a single class with shares of Common Stock class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2010, information concerning the beneficial ownership of our Common Stock by each of our directors, our Chief Executive Officer, our other named executive officers, any other stockholder known to own beneficially more than five percent of the outstanding shares of our common stock, and all of our directors and executive officers as a group. Unless otherwise indicated below, the business address for each named individual or company is 3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101, Tampa, Florida 33607, our principal executive office address. According to rules adopted by the Securities and Exchange Commission (“SEC”), a person is the “beneficial owner” of securities if he or she has, or shares, the power to vote such securities or to direct their investment. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

Name of Beneficial Owner	Relationship	Shares Beneficially Owned	Percent of Common Stock Outstanding
Joshua I. Smith(1)	Director	2,805,000	5.1%
Arnold B. Finestone (2)	Director	1,155,000	2.1%
Sharon Kay Ray(3)	Director	705,000	1.3%
Arthur K. Yeap(4)	Director	705,000	1.3%
Giuseppe Crisafi (5)	Chief Financial Officer and Director	15,000,000	22.0%
Clark Marcus(7)	Chief Executive Officer and Director	6,010,000	10.1%
Robert J. Landis (8)	Chief Accounting Officer	822,000	1.5%
John M. Hill(6)	Former Executive Officer and former Director	7,353,500	12.0%
Howard Jenkins(9)	5% or more stockholder	35,885,714	56.7%
Lloyd I. Miller III(10)	5% or more stockholder	5,121,100	8.6%
Benjamin B. West(11)	5% or more stockholder	4,050,000	7.5%
Eva A. Marcus(12)	5% or more stockholder	4,083,437	7.1%
Michael J. Marcus(12)	5% or more stockholder	4,083,437	7.1%
David S. Marcus(12)	5% or more stockholder	4,083,437	7.1%
Harry Ross(13)	5% or more stockholder	2,900,000	5.3%
All directors and executive officers as a group (seven persons)		27,202,000	35.9%

(1)

Includes 1,922,829 shares of common stock held directly, 5,000 shares subject to options that are presently exercisable, 77,171 shares obtainable from the conversion of 244 Series C Convertible Preferred Stock shares that are presently convertible, and 800,000 shares obtainable from conversion of eight Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Excludes 20,000 shares subject to options that are not exercisable within 60 days of September 30, 2010.

(2)

Includes 472,829 shares of common stock held directly, 5,000 shares subject to options that are presently exercisable, 77,171 shares obtainable from the conversion of 244 Series C Convertible Preferred Stock shares that are presently convertible, and 600,000 shares obtainable from conversion of six Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Excludes 20,000 shares subject to options that are not exercisable within 60 days of September 30, 2010.

(3)

Includes 322,829 shares of common stock held directly, 5,000 shares subject to options that are presently exercisable, 77,171 shares obtainable from the conversion of 244 Series C Convertible Preferred Stock shares that are presently convertible, and 300,000 shares obtainable from conversion of three Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Excludes 20,000 shares subject to options that are not exercisable within 60 days of September 30, 2010.

(4)

Includes 322,829 shares of common stock held directly, 5,000 shares subject to options that are presently exercisable, 77,171 shares obtainable from the conversion of 244 Series C Convertible Preferred Stock shares that are presently convertible, and 300,000 shares obtainable from conversion of three Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Excludes 20,000 shares subject to options that are not exercisable within 60 days of September 30, 2010.

(5)

Includes 1,000,000 shares of common stock held directly, 10,000,000 shares obtainable from conversion of 100 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable, and 4,000,000 shares purchasable with warrants that are presently exercisable.

(6)

Includes 203,500 shares of common stock held directly, 150,000 shares subject to options that are presently exercisable, and 7,000,000 shares obtainable from conversion of 70 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable.

(7)

Includes 1,010,000 shares of common stock held directly, 1,000,000 shares obtainable from conversion of 10 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable, and 4,000,000 shares purchasable with warrants that are presently exercisable.

(8)

Includes 607,000 shares of common stock held directly and 215,000 shares subject to options that are presently exercisable. Excludes 75,000 shares subject to options that are not exercisable within 60 days of September 30, 2010.

(9)

Includes 26,885,714 shares of common stock held directly, 8,000,000 shares obtainable through the conversion of a convertible promissory note that is presently convertible, and 1,000,000 shares obtainable from the exercise of a warrant that is presently exercisable. Information was obtained from Form 13D/A dated June 4, 2010, filed by Mr. Jenkins on July 29, 2010.

(10)	Represents 5,121,100 shares of common stock acquirable with warrants that are presently exercisable. Information was obtained from Form 13G dated July 19, 2010, filed by Mr. Miller on July 23, 2010.
(11)

Includes 4,000,000 shares of common stock owned directly and 50,000 shares obtainable through the exercise of a warrant that is presently exercisable. Information was obtained from Form 4 dated April 14, 2010, filed by Mr. West on June 10, 2010.

(12)

Includes 665,320 shares of common stock owned directly, 418,117 shares obtainable from the conversion of 1,322 Series C Convertible Preferred Stock shares that are presently convertible, and 3,000,000 shares obtainable from conversion of 30 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Information was obtained from Form 13G dated June 16, 2009 and filed June 30, 2009.

(13)

Includes 2,100,000 shares of common stock held directly and 800,000 shares through the conversion of a convertible promissory note that is presently convertible. Information obtained from Form 13G dated July 31, 2009 filed by Mr. Ross on August 4, 2009 and Company records.

CHANGES IN CONTROL

We underwent two changes in control since the beginning of our last fiscal year:

1)	On January 16, 2009 Core Corporate Consulting Group, Inc. (“Core”), a privately held Delaware corporation, purchased a controlling, 49% interest in our equity securities for consideration of $1.5 million from Woodcliff Healthcare Investment Partners LLC (“Woodcliff”). Core acquired its 49% controlling interest through its acquisition from Woodcliff of 1,739,130 shares of our common stock and 14,400 shares of our then outstanding Series A Convertible Preferred Stock, convertible into 4,553,136 shares of our common stock. The source of the consideration was funds invested in Core by Core’s stockholders.

2)	On January 20, 2009, we entered into an Agreement and Plan of Merger with Core. To consummate the merger we exchanged on a one-for-one basis shares of our common stock for all shares of Core’s Class A common stock held by Core’s stockholders. We also exchanged shares of our newly created Series B-1 and B-2 Convertible Preferred Stock for all shares of Core’s Class B common stock held by Core’s stockholders. By virtue of these exchanges, Core’s stockholders became entitled to approximately 77% of our total voting power.

As a result of the transactions described above, three of the seven members of our Board of Directors resigned on January 16, 2009. In addition, two members of our Board of Directors resigned on January 20, 2009 and four new members of our Board of Directors were appointed by Core on January 21, 2009.

NO DISSENTERS’ RIGHTS

The DGCL does not provide for dissenters’ rights with respect to any of the actions described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors, executive officers or the associates of any of our directors or executive officers had any substantial interest, direct or indirect, by security holdings or otherwise, in the actions described in this Information Statement, other than his or her role as a director or executive officer.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested that we include any additional proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of the Information Statement by sending a written request to us at 3405 W. Dr. Martin Luther King, Jr. Boulevard, Suite 101, Tampa, Florida, or by calling us at 813-288-4808. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

WHERE CAN YOU FIND MORE INFORMATION ABOUT THE COMPANY

We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at its public reference facilities at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the document at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You also can view such documents on our website www.compcare.com.

Tampa, Florida

December 6, 2010

By order of the Board of Directors:

/s/ Clark A. Marcus
Clark A. Marcus
Chairman and Chief Executive Officer

ANNEX A

FORM OF THE AMENDMENT

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COMPREHENSIVE CARE CORPORATION

Comprehensive Care Corporation (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 28, 1969 and was amended pursuant to the filing of (a) a Restated Certificate of Incorporation filed on February 22, 1995, (b) a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed on June 14, 2005, (c) a Certificate of Amendment to Restated Certificate of Incorporation filed on November 3, 2005, (d) a Certificate of Amendment to Restated Certificate of Incorporation filed on March 21, 2006, (e) Certificate of Designation, Preferences and Rights of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, (f) a Certificate of Designation, Preferences, and Rights of Series D Convertible Preferred Stock filed on March 31, 2009, (g) a Certificate of Elimination of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed on March 31, 2009, (h) an Amended and Restated Certificate of Incorporation filed on June 17, 2009, and (i) a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock on June 23, 2009.

2. The Corporation hereby certifies that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation and by the Stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. The Amended and Restated Certificate of Incorporation of the Corporation shall be amended as follows:

The first paragraph of Article FOURTH is hereby amended and restated in its entirety to read as follows:

“FOURTH. The corporation shall have authority to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares which the corporation shall have authority to issue shall be two hundred and one million (201,000,000). The total number of shares of Preferred Stock which the corporation shall have authority to issue shall be one million (1,000,000) and each such share of Preferred Stock shall have a par value of fifty dollars ($50.00). The total number of shares of Common Stock which the corporation shall have authority to issue shall be two hundred million (200,000,000) and each such share of Common Stock shall have a par value of one cent ($0.01).”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman and Chief Executive Officer this          day of December, 2010.

Name: Clark Marcus
Title: Chairman of the Board and Chief Executive Officer

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